Exhibit 99(b)

McGladrey & Pullen
Certified Public Accountants

DUNC CORP. AND SUBSIDIARY

Consolidated Financial Report
December 31, 2002

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

DUNC CORP. AND SUBSIDIARY

CONTENTS

Independent Auditor's Report                                                 1

Financial Statements

   Consolidated Balance Sheets                                               2
   Consolidated Statements of Income                                         3
   Consolidated Statements of Changes in Stockholders' Equity                4
   Consolidated Statements of Cash Flows                                     5
   Notes to Consolidated Financial Statements                             7-18

McGladrey & Pullen
Certified Public Accountants

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
DunC Corp. and Subsidiary
Belvidere, Illinois

We have audited the accompanying consolidated balance sheets of DunC Corp. and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DunC Corp. and subsidiary as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                             /s/McGladrey & Pullen, LLP

Madison, Wisconsin
August 22, 2003

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

DUNC CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

ASSETS                                                  2002           2001
                                                        ----           ----

Cash and due from banks                             $ 4,307,850    $ 3,605,968
Interest-bearing deposits in banks                      496,000        198,000
Available-for-sale securities                        12,064,351     12,640,360
Held-to-maturity securities (fair value
  $1,930,960 in 2002 and $1,855,503 in 2001)          1,828,195      1,832,751
Loans, net of allowance for loan losses of
  $751,064 in 2002 and $677,608 in 2001              47,980,229     47,366,554
Loans held for sale                                   3,332,613      5,163,741
Premises and equipment, net                           2,766,564      2,818,994
Accrued interest receivable and other assets          1,378,724      1,551,463
                                                    -----------    -----------
         TOTAL ASSETS                               $74,154,526    $75,177,831
                                                    -----------    -----------
                                                    -----------    -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
   Deposits:
      Noninterest-bearing                           $19,842,383    $18,780,868
      Interest-bearing                               43,162,605     45,693,513
                                                    -----------    -----------
         Total deposits                              63,004,988     64,474,381

   Federal funds purchased                              350,000        800,000
   Borrowed funds                                     4,865,066      4,610,310
   Accrued interest payable and other liabilities       947,257      1,078,957
                                                    -----------    -----------
      TOTAL LIABILITIES                              69,167,311     70,963,648
                                                    -----------    -----------

Stockholders' equity
   Common stock, no par value; 10,000 shares
     authorized; 4,742 shares issued and
     outstanding in 2002 and 2001                     3,033,923      3,033,923
   Retained earnings                                  1,618,114      1,044,106
   Accumulated other comprehensive income               335,178        136,154
                                                    -----------    -----------
      TOTAL STOCKHOLDERS' EQUITY                      4,987,215      4,214,183
                                                    -----------    -----------

      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY    $74,154,526    $75,177,831
                                                    -----------    -----------
                                                    -----------    -----------

See Notes to Consolidated Financial Statements.

DUNC CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                         2002           2001
                                                         ----           ----
Interest income:
   Interest and fees on loans                        $3,852,835     $4,436,719
   Interest on securities:
      Taxable                                           624,393        597,425
      Tax-exempt                                         90,194         82,492
   Interest on federal funds sold                        20,599              -
   Other interest                                        13,707         83,874
                                                     ----------     ----------
         TOTAL INTEREST INCOME                        4,601,728      5,200,510
                                                     ----------     ----------

Interest expense:
   Interest on deposits                               1,219,572      2,146,008
   Interest on federal funds purchased                    1,590         21,565
   Interest on borrowed funds                           231,287        225,907
                                                     ----------     ----------
         TOTAL INTEREST EXPENSE                       1,452,449      2,393,480
                                                     ----------     ----------

         NET INTEREST INCOME                          3,149,279      2,807,030

Provision for loan losses                               628,000        254,000
                                                     ----------     ----------
         NET INTEREST INCOME AFTER
           PROVISION FOR LOAN LOSSES                  2,521,279      2,553,030
                                                     ----------     ----------

Noninterest income:
   Service fees                                         688,386        561,086
   Secondary market fees                              1,568,032        945,349
   Securities gains                                      53,461         41,931
   Other                                                187,267        210,425
                                                     ----------     ----------
         TOTAL NONINTEREST INCOME                     2,497,146      1,758,791
                                                     ----------     ----------

Noninterest expenses:
   Salaries and employee benefits                     2,373,078      1,782,489
   Occupancy                                            463,178        592,450
   Data processing                                      308,990        277,438
   Postage and stationary                                     -        137,331
   Other                                              1,063,111        732,124
                                                     ----------     ----------
         TOTAL NONINTEREST EXPENSES                   4,208,357      3,521,832
                                                     ----------     ----------
         INCOME BEFORE INCOME TAXES                     810,068        789,989

Income tax expense                                      236,060        242,688
                                                     ----------     ----------
         NET INCOME                                  $  574,008     $  547,301
                                                     ----------     ----------
                                                     ----------     ----------

See Notes to Consolidated Financial Statements.

DUNC CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                                                      Accumulated
                                                                                                         Other
                                                                        Common        Retained       Comprehensive
                                                                        Stock         Earnings       Income (Loss)       Total
                                                                        ------        --------       -------------       -----
Balance, December 31, 2000                                            $2,588,423     $  496,805        $(15,749)      $3,069,479
                                                                                                                      ----------
   Comprehensive income:
      Net income                                                               -        547,301               -          547,301
      Change in net unrealized gains on
        available-for-sale securities                                          -              -         230,153          230,153
         Less: reclassification adjustment for
           gains included in net income                                        -              -         (41,931)         (41,931)
      Income tax effect                                                        -              -         (36,319)         (36,319)
                                                                                                                      ----------
            Comprehensive income                                                                                         699,204
                                                                                                                      ----------

   Issuance of 330 shares of common stock                                445,500              -               -          445,500
                                                                      ----------     ----------        --------       ----------

Balance, December 31, 2001                                             3,033,923      1,044,106         136,154        4,214,183
                                                                                                                      ----------
   Comprehensive income:
      Net income                                                               -        574,008               -          574,008
      Change in net unrealized gains on
        available-for-sale securities                                          -              -         355,012          355,012
         Less: reclassification adjustment for
           gains included in net income                                        -              -         (53,461)         (53,461)
      Income tax effect                                                        -              -        (102,527)        (102,527)
                                                                                                                      ----------
            Comprehensive income                                                                                         773,032
                                                                                                                      ----------

                                                                      ----------     ----------        --------       ----------
Balance, December 31, 2002                                            $3,033,923     $1,618,114        $335,178       $4,987,215
                                                                      ----------     ----------        --------       ----------
                                                                      ----------     ----------        --------       ----------

See Notes to Consolidated Financial Statements.

DUNC CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                             2002              2001
                                                                             ----              ----

Cash Flows From Operating Activities
   Net income                                                              $  574,008       $  547,301
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
      Amortization of premium and accretion of discount
        on securities, net                                                     58,588           42,974
      Securities gains                                                        (53,461)         (41,931)
      Gains on sales of loans                                              (1,205,107)        (672,938)
      Provision for loan losses                                                 8,102          254,000
      Depreciation                                                            628,000          178,991
      Amortization of intangible assets                                       121,814           34,880
      Deferred income taxes                                                     9,315          (96,336)
      Proceeds from sale of loans held for sale                            80,565,463       47,640,936
      Originations of loans held for sale                                 (77,529,228)     (51,337,939)
      Increase in:
         Accrued interest receivable and other assets                         141,997          111,625
         Accrued interest payable and other liabilities                      (141,014)         212,775
                                                                           ----------       ----------
            NET CASH PROVIDED BY (USED IN) BY OPERATING ACTIVITIES          3,178,477       (3,125,662)
                                                                           ----------       ----------

Cash Flows From Investing Activities
   Purchases of available-for-sale securities                              (4,042,075)      (9,182,693)
   Proceeds from maturity of available-for-sale securities                  2,209,392        4,467,025
   Proceeds from sales of available-for-sale securities                     2,607,146        2,522,427
   Purchases of held-to-maturity securities                                         -         (639,362)
   Proceeds from sales of held-to-maturity securities                               -          144,832
   Net increase in interest-bearing deposits in banks                        (298,000)         694,000
   Net decrease in federal funds sold                                         706,447          626,223
   Net increase in loans                                                   (1,210,934)      (2,065,587)
   Net purchases of premises and equipment                                   (783,933)        (592,278)
   Proceeds from sale of premises and equipment                               706,447                -
                                                                           ----------       ----------
            NET CASH USED IN INVESTING ACTIVITIES                            (811,957)      (4,025,413)
                                                                           ----------       ----------

Cash Flows From Financing Activities
   Net increase (decrease) in deposits                                     (1,469,394)       4,765,731
   Net increase (decrease) in federal funds purchased                        (450,000)         800,000
   Proceeds from other borrowings                                           2,865,066       11,200,000
   Payments on other borrowings                                            (2,610,310)      (9,219,946)
   Proceeds from issuance of common stock                                           -          445,500
                                                                           ----------       ----------
            NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            (1,664,638)       7,991,285
                                                                           ----------       ----------

            NET INCREASE IN CASH AND DUE FROM BANKS                           701,882          840,210

Cash and due from banks:
   Beginning                                                                3,605,968        2,765,758
                                                                           ----------       ----------

   Ending                                                                  $4,307,850       $3,605,968
                                                                           ----------       ----------
                                                                           ----------       ----------

Supplemental Disclosures of Cash Flow Information, cash payments for:
   Interest                                                                $1,543,289       $2,358,656
   Income taxes                                                               180,200          224,720

Supplemental Schedules of Noncash Investing Activities:
   Change in accumulated other comprehensive income, unrealized
     gains on available-for-sale securities, net                             $199,024         $193,834
   Other real estate acquired in settlement of loans                                -           83,834

See Notes to Consolidated Financial Statements.

DUNC CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:  DunC Corporation (the Company) is a bank holding company
------------------
headquartered in Capron, Illinois. The Company owns the outstanding stock of First Bank b.c. (the Bank). The Bank is a state chartered bank offering traditional banking services throughout northern Illinois from four locations, Belvidere, Capron, Rockford, and Machesney Park, Illinois.

A summary of the Company's significant accounting policies follows:

Use of Estimates:  The preparation of financial statements in conformity with
----------------
accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relates to the determination of the market value of investments, the allowance for loan losses, and deferred tax assets.

Principles of Consolidation:  The accompanying consolidated financial statements
---------------------------
include the accounts of the Company and its wholly-owned subsidiary. All material intercompany balances and transactions have been eliminated in consolidation.

Presentation of Cash Flows:  For purposes of reporting cash flows, cash and due
--------------------------
from banks includes cash on hand and amounts due from banks. Cash flows from interest bearing deposits at banks, loans, federal funds purchased, federal funds sold, and deposits are reported net.

Securities:  Debt securities that management has the positive intent and ability
----------
to hold to maturity are classified as "held to maturity" and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as "available-for-sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported as increases or decreases in accumulated other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans and Allowance for Loan Losses:  Loans that management has the intent and
-----------------------------------
ability to hold for the foreseeable future or until maturity or payoff generally are reported at their outstanding unpaid principal balances adjusted for the allowance for loan losses. Interest income is accrued on the unpaid principal balance.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on an evaluation of the collectibility of loans and prior loan loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

A loan is considered impaired when it is probable the Bank will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured based on the present value of expected cash flows discounted at the loan's effective interest rate or, as practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses. The Bank recognizes interest income on impaired loans on a cash basis.

Interest on loans is recognized over the terms of the loans and is calculated using the simple-interest method on principal amounts outstanding.

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent. All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loans Held for Sale:  Mortgage loans originated and intended for sale in the
-------------------
secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Transfers of Financial Assets:  Transfers of financial assets are accounted for
-----------------------------
as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to retain specific assets.

Credit Related Financial Instruments:  In the ordinary course of business, the
------------------------------------
Bank has entered into commitments to extend credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Premises and Equipment:  Premises and equipment are stated at cost, less
----------------------
accumulated depreciation. Depreciation is provided principally by the straight-line method over the estimated useful lives of the assets.

Foreclosed Assets:  Assets acquired through, or in lieu of, loan foreclosure are
-----------------
held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value, less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

Income Taxes:  The Company files a consolidated federal income tax return and
------------
individual state income tax returns. Accordingly, amounts equal to tax benefits of the entity having taxable federal losses or credits are reimbursed by the other entity that incur federal tax liabilities.

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss or tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the amounts of assets and liabilities recorded for income tax and financial reporting purposes. Deferred tax assets are reduced by a valuation allowance when management determines that it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Comprehensive Income:  Accounting principles generally require that recognized
--------------------
revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities such as unrealized gains and losses on available-for-sale securities are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Current Accounting Developments:  The Financial Accounting Standards Board
-------------------------------
(FASB) has issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an interpretation of FASB Statement No. 5, No. 57, and No. 107 and rescission of FASB Interpretation No. 34. Interpretation No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about it obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of Interpretation No. 45 are applicable on a prospective basis to guarantees issued or modified after December 15, 2002. Implementation of these provisions of Interpretation No. 45 is not expected to have a material impact on the Company's consolidated financial statements. The disclosure requirements of Interpretation No. 45 are effective for financial statements of interim or annual periods ending after December 15, 2002, and have been adopted in the consolidated financial statements for December 31, 2002.

NOTE 2.  CASH AND DUE FROM BANKS

The Bank is required to maintain a reserve balance on deposit with the Federal Reserve Bank. The required reserve balance was $385,000 and 237,000 at December 31, 2002 and 2001, respectively.

NOTE 3.  SECURITIES

The carrying amounts of securities and their fair values are as follows:

                                                                    December 31, 2002
                                                  ----------------------------------------------------
                                                                   Gross           Gross
                                                  Amortized      Unrealized      Unrealized        Fair
                                                     Cost          Gains          (Losses)        Value
                                                  ---------      ----------      ----------       -----
Available-for-sale securities:
   U.S. Treasury securities                      $ 3,040,036      $156,994        $      -     $ 3,197,030
   U.S. Government and federal
     agencies                                      6,010,860       298,380               -       6,309,240
   Mortgage-backed securities                      2,030,817        45,284               -       2,076,101
   Corporate securities                              199,068         6,048               -         205,116
   State and political subdivisions                  275,724         1,551            (411)        276,864
                                                 -----------      --------        --------     -----------
                                                 $11,556,505      $508,257        $   (411)    $12,064,351
                                                 -----------      --------        --------     -----------
                                                 -----------      --------        --------     -----------

Held-to-maturity securities:
   State and political subdivisions              $ 1,828,195      $102,765        $      -     $ 1,930,960
                                                 -----------      --------        --------     -----------
                                                 -----------      --------        --------     -----------

                                                                    December 31, 2001
                                                  ----------------------------------------------------
                                                                   Gross           Gross
                                                  Amortized      Unrealized      Unrealized        Fair
                                                     Cost          Gains          (Losses)        Value
                                                  ---------      ----------      ----------       -----
Available-for-sale securities:
   U.S. Treasury securities                      $ 2,510,302      $ 58,923        $      -     $ 2,569,225
   U.S. Government and federal
     agencies                                      8,076,014       171,544          (7,745)      8,239,813
   Mortgage-backed securities                      1,847,751         6,574         (23,003)      1,831,322
                                                 -----------      --------        --------     -----------
                                                 $12,434,067      $237,041        $(30,748)    $12,640,360
                                                 -----------      --------        --------     -----------
                                                 -----------      --------        --------     -----------

Held-to-maturity securities,
  state and political subdivisions               $ 1,832,751      $ 38,814        $(16,062)    $ 1,855,503
                                                 -----------      --------        --------     -----------
                                                 -----------      --------        --------     -----------

Available-for-sale securities with a carrying value of $3,732,345 and $5,243,277 at December 31, 2002 and 2001, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

The amortized cost and fair value of securities as of December 31, 2002 by contractual maturity are shown below. Maturities may differ from contractual maturities for mortgage-backed securities because the mortgages underlying the securities may be called or prepaid without any penalties. Therefore, these securities are not included in the maturity categories in the following summary.

                                          Available-for-Sale             Held-to-Maturity
                                        ----------------------        ----------------------
                                        Amortized         Fair        Amortized         Fair
                                           Cost          Value           Cost          Value
                                        ---------        -----        ---------        -----
Due in one year or less                 $1,401,213     $1,414,280        $45,572        $46,417
Due from one to five years               5,586,806      5,870,785        656,922        697,463
Due from five to ten years               2,261,945      2,426,321        643,350        683,340
Due after ten years                        275,724        276,864        482,351        503,740
                                       -----------    -----------     ----------     ----------
                                         9,525,688      9,988,250      1,828,195      1,930,960
Mortgage-backed securities               2,030,817      2,076,101              -              -
                                       -----------    -----------     ----------     ----------
                                       $11,556,505    $12,064,351     $1,828,195     $1,930,960
                                       -----------    -----------     ----------     ----------
                                       -----------    -----------     ----------     ----------

NOTE 4.  LOANS

The composition of loans at December 31 are as follows:

                                                2002                    2001
                                                ----                    ----
Commercial                                  $26,556,451            $25,534,565
Real estate:
   Residential                                8,545,364              8,971,336
   Commercial                                 4,125,901              1,699,104
Construction                                  2,803,531              3,289,418
Consumer                                      6,700,046              8,549,739
                                            -----------            -----------
                                             48,731,293             48,044,162
   Less allowance for loan losses               751,064                677,608
                                            -----------            -----------
Loans, net                                  $47,980,229            $47,366,554
                                            -----------            -----------
                                            -----------            -----------

An analysis of the changes in the allowance for loan losses for the years ended December 31 are summarized as follows:

                                                      2002              2001
                                                      ----              ----
Balance, beginning                                  $677,608          $505,755
Provision charged to expense                         628,000           254,000
Amounts charged-off                                 (577,391)         (102,079)
Recoveries of loans previously charged-off            22,847            19,932
                                                    --------          --------
Balance, ending                                     $751,064          $677,608
                                                    --------          --------
                                                    --------          --------

Loans considered to be impaired and non-accruing as of December 31, 2002 and 2001 were $542,776 and 281,100, respectively. The allowance provided for impaired and nonaccruing loans as of December 31, 2002 and 2001 amounted to $50,289 and $443, respectively. Interest income in the amount of $16,634 and $6,898 would have been earned on the nonaccrual loans had they been performing in accordance with their original terms during the years ended December 31, 2002 and 2001, respectively. The interest collected on nonaccrual loans and included in income for the years ended December 31, 2002 and 2001 were not significant. Loans past due 90 days or more and still accruing interest were not material and $213,938 at December 31, 2002 and 2001, respectively.

The average recorded investment in impaired loans during the years ended December 31, 2002 and 2001 were $681,000 and $206,000, respectively. Interest income recognized for cash payments on impaired loans during the years ended December 31, 2002 and 2001 were insignificant.

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of loans serviced for others were approximately $7 million and $13.4 million as of December 31, 2002 and 2001, respectively.

NOTE 5.  PREMISES AND EQUIPMENT

The components of premises and equipment at December 31 are as follows:

                                                   2002                 2001
                                                   ----                 ----
Land                                             $570,276             $978,379
Building and improvements                       1,789,312            1,323,364
Office furniture and equipment                  1,657,756            1,294,889
Construction in process                                 -              553,036
                                               ----------           ----------
                                                4,017,344            4,149,668
Less accumulated depreciation                   1,250,780            1,330,674
                                               ----------           ----------
                                               $2,766,564           $2,818,994
                                               ----------           ----------
                                               ----------           ----------

NOTE 6.  DEPOSITS

The components of deposits at December 31 are as follows:

                                                     2002               2001
                                                     ----               ----
Noninterest-bearing deposits                     $19,842,383       $18,780,868
NOW and money market accounts                     11,026,007         8,337,625
Savings deposits                                   8,968,505         8,108,393
Time certificates, $100,000 or more                4,085,228         2,489,562
Other time deposits                               19,082,865        26,757,933
                                                 -----------       -----------
                                                 $63,004,988       $64,474,381
                                                 -----------       -----------
                                                 -----------       -----------

At December 31, 2002 the scheduled maturities of certificates of deposit are as follows:

              Years Ending December 31,
              -------------------------
                       2003                           $12,723,746
                       2004                             9,371,995
                       2005                               866,481
                       2006                               205,871
                                                      -----------
                                                      $23,168,093
                                                      -----------
                                                      -----------

NOTE 7.  BORROWED FUNDS

Borrowed funds consisted of the following at December 31:

                                                     2002               2001
                                                     ----               ----
          Federal Home Loan Bank advances         $4,000,000        $3,000,000
          Notes payable                              865,066         1,610,310
                                                  ----------        ----------
                                                  $4,865,066        $4,610,310
                                                  ----------        ----------
                                                  ----------        ----------

Pursuant to collateral agreements with the Federal Home Loan Bank (FHLB), advances are collateralized by all the Bank's stock in the FHLB and qualifying first mortgage loans. These fixed rate advances are priced in reference to market rates of interest at the time of the advance, namely the rates that FHLB pays to borrowers at various maturities. Maturity and interest rate information on advances from the FHLB as of December 31 are as follows:

                                                          2002          2001
                                                          ----          ----
   Due during the year ended December 31, 2002
     with interest rates ranging from 2.39% to 4.35%   $        -   $1,000,000
   Due during the year ending December 31, 2003
     with interest rates ranging from 2.35% to 4.26% 2,000,000 1,500,000 Due during the year ending December 31, 2004
     with an interest rate of 5.01%                       500,000      500,000
   Due during the year ending December 31, 2005
     with an interest rate of 3.9%                        500,000            -
   Due during the year ending December 31, 2007
     with an interest rate of 4.9%                      1,000,000            -
                                                       ----------   ----------
                                                       $4,000,000   $3,000,000
                                                       ----------   ----------
                                                       ----------   ----------

The Company had the following notes payable as of December 31:

                                                          2002          2001
                                                          ----          ----
     Mortgage note payable at 7.25%, payable
       monthly $1,000 plus interest, secured by
       building and maturing December 2002             $      -     $1,096,310
     Note payable at 9%, secured by leases, due
       February 2002                                          -        514,000
     Note payable at 7%, secured by the stock of the
       bank, due March 2003                             865,066              -
                                                       --------     ----------
                                                       $865,066     $1,610,310
                                                       --------     ----------
                                                       --------     ----------

NOTE 8.  PROFIT SHARING PLAN

The Company has a 401(k) profit-sharing plan covering substantially all employees who are eligible as to age and length of service. The amount of the contribution to the plan is determined annually at the discretion of the Board of Directors. The Company contributed $22,771 and $150,000 for the years ended December 31, 2002 and 2001, respectively.

NOTE 9.  INCOME TAXES

The provision for income taxes charged to operations for the years ended December 31 consisted of the following:

                                                      2002              2001
                                                      ----              ----
          Current                                   $226,745          $339,024
          Deferred                                     9,315           (96,336)
                                                    --------          --------
          Income tax expense                        $236,060          $242,688
                                                    --------          --------
                                                    --------          --------

The income tax provision differs from the amount of income tax determined by applying the statutory federal income tax rate of 34 percent to pretax income for the years ended December 31 was as follows:

                                        2002                      2001
                                ---------------------     ---------------------
                                           Percent of                Percent of
                                             Pretax                    Pretax
                                Amount       Income       Amount       Income
                                ------     ----------     ------     ----------
Computed "expected" tax
  expense                     $275,423       34.00%      $268,596      34.00%
Decrease in income
  taxes resulting from:
    Tax-exempt interest, net   (37,590)      (4.64)       (22,929)     (2.90)
    Other, net                  (1,773)      (0.23)        (2,979)     (0.38)
                              --------      ------       --------     ------
                              $236,060       29.13%      $242,688      30.72%
                              --------      ------       --------     ------
                              --------      ------       --------     ------

The net deferred tax assets, which is included in other assets on the consolidated balance sheet, consisted of the following at December 31:

                                                      2002           2001
                                                      ----           ----
Deferred tax assets:
Allowance for loan losses                           $192,812       $200,199
Deferred compensation                                 12,731         88,529
Other                                                119,168          3,374
                                                    --------       --------
                                                     324,711        292,102
                                                    --------       --------

Deferred tax liabilities:
Unrealized gain on available-for-sale securities     172,668         70,139
Premises and equipment                               126,848         63,198
FHLB stock dividends                                  16,970              -
Mortgage Servicing Rights                             25,136         57,211
Other                                                  7,616         14,237
                                                    --------       --------
                                                     349,238        204,785
                                                    --------       --------
Net deferred tax asset                              $(24,527)       $87,317
                                                    --------       --------
                                                    --------       --------

NOTE 10.  COMMITMENTS AND CONTINGENCIES

Financial Instruments with Off-Balance-Sheet Risk:  The Bank is party to
-------------------------------------------------
financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

The Bank's exposure to credit loss is represented by the contractual amounts of the instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments. These commitments as of December 31 are shown as follows:

                                                2002                2001
                                                ----                ----
Commitments to extend credit                 $6,886,657          $6,554,241
Credit card commitments                         555,276             527,223
Standby letters of credit                        47,000             302,512
                                             ----------          ----------
                                             $7,488,933          $7,383,976
                                             ----------          ----------
                                             ----------          ----------

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management's credit evaluation of the customer. Credit card commitments are unsecured.

Unfunded commitments under commercial lines-of-credit, revolving credit lines, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are usually collateralized and have a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Commercial and standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third-party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments if deemed necessary.

Concentration of Credit Risk:  The Bank grants commercial, residential, and
----------------------------
consumer loans to customers in the Bank's primary market area which includes northern Illinois. The Bank has a diversified loan portfolio as set forth in
Note 4. The Bank's policies for requiring collateral are consistent with prudent lending practices and anticipate the potential for economic fluctuations. Collateral varies but may include accounts receivable, inventory, property and equipment, residential real estate properties, and income producing commercial properties. It is the Bank's policy to file financing statements and mortgages covering collateral pledged.

Contingencies:  In the normal course of business, the Company is involved in
-------------
various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.

NOTE 11.  TRANSACTIONS WITH RELATED PARTIES

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, significant shareholders, principal officers, their immediate families, and affiliated companies in which they are principal stockholder (commonly referred to as related parties). In management's opinion, these loans and transactions were on the same terms as those for comparable loans and transactions with nonrelated parties. Total loans to related parties were approximately $988,000 and $2,590,000 as of December 31, 2002 and 2001, respectively.

NOTE 12.  REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and Tier 1 capital to average assets. Management believes as of December 31, 2002 that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2002, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The actual capital amounts and ratios and the minimum amounts and ratios required by regulations for the bank are as follows:

                                                                            Adequately                            Well
                                           Actual                           Capitalized                       Capitalized
                                 -------------------------           ------------------------           ------------------------
                                 Amount              Ratio           Amount             Ratio           Amount             Ratio
                                 ------              -----           ------             -----           ------             -----
                                                                     (Dollars in thousands)
As of December 31, 2002:
Total capital (to risk
weighted assets)                  $6,405             11.9%           $4,296              8.0%           $5,371             10.0%

Tier 1 capital (to risk
weighted assets)                   5,732             10.7             2,148              4.0             3,222              6.0

Tier 1 capital (to
average assets)                    5,732              7.4             3,105              4.0             3,881              5.0

As of December 31, 2001:
Total capital (to risk
weighted assets)                  $5,794             11.0%           $4,212              8.0%           $5,265             10.0%

Tier 1 capital (to risk
weighted assets)                   5,136              9.8             2,106              4.0             3,159              6.0

Tier 1 capital (to
average assets)                    5,136              7.0             2,919              4.0             3,649              5.0

NOTE 13.  PLANNED BUSINESS COMBINATION

On March 17, 2003, the Company entered into an agreement with Blackhawk Bancorp, Inc., under which stockholders will receive approximately $1,523 for each share of the Company owned. The transaction is subject to shareholder and regulatory approval.

NOTE 14.  MEMORANDUM OF UNDERSTANDING

During 2002, the State of Illinois Office of Banks and Real Estate conducted an examination of the Bank. During this examination, the State raised significant credit quality issues related to the Bank's loan portfolio. The Bank agreed to a memorandum of understanding (MOU). The MOU generally provides for required improvements in the Bank's loan file organization, monitoring, and reporting. It also places certain restrictions on loans to be made and implements certain reporting requirements to the State.

                           DUNC CORP. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                                                             June 30,     December 31,     June 30,
                                                                               2003           2002           2002
                                                                               ----           ----           ----
                                                                                         (In Thousands)
                                                                             --------------------------------------
Assets

Cash and due from banks                                                       $ 5,172        $ 4,308        $ 4,911
Federal funds sold and securities purchased under agreements to resell          3,613              -          1,947
Interest-bearing deposits in banks                                                991            496              -
Available-for-sale securities                                                   9,265         12,064         11,412
Held-to-maturity securities (fair value $2,491, $1,931 and $1,908)              2,336          1,828          1,831
Loans, net of allowance for loan losses of $831, $751 and $684                 48,690         47,980         49,097
Loans held for sale                                                             5,172          3,333          1,428
Office buildings and equipment, net                                             2,725          2,766          2,642
Accrued interest receivable and other assets                                    1,273          1,379          1,690
                                                                              -------        -------        -------
         TOTAL ASSETS                                                         $79,237        $74,154        $74,958
                                                                              -------        -------        -------

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
   Deposits:
   Noninterest-bearing                                                        $16,293        $19,842        $15,972
   Interest-bearing                                                            51,927         43,163         49,458
                                                                              -------        -------        -------
      Total deposits                                                           68,220         63,005         65,430

   Federal funds purchased                                                          -            350              -
   Borrowed funds                                                               4,865          4,865          4,365
   Accrued interest payable and other liabilities                                 813            947            707
                                                                              -------        -------        -------
      TOTAL LIABILITIES                                                        73,898         69,167         70,502
                                                                              -------        -------        -------

Stockholders' equity
   Common stock, no par value; 10,000 shares
     authorized; 4,742 shares issued and outstanding                            3,034          3,034          3,034
   Retained earnings                                                            1,924          1,618          1,219
   Accumulated other comprehensive income                                         381            335            203
                                                                              -------        -------        -------
         TOTAL STOCKHOLDERS' EQUITY                                             5,339          4,987          4,456
                                                                              -------        -------        -------

         TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                           $79,237        $74,154        $74,958
                                                                              -------        -------        -------
                                                                              -------        -------        -------

See notes to unaudited consolidated financial statements

                           DUNC CORP. AND SUBSIDIARY
                  UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                    SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                 (IN THOUSANDS)

                                                              2003       2002
                                                              ----       ----

Interest income:
   Interest and fees on loans                                $2,162     $2,032
   Interest and dividends on securities:
      Taxable                                                   254        332
      Tax-exempt                                                 51         44
Interest on federal funds sold and securities
  purchased under agreements to resell                           10          4
Interest on interest-bearing deposits in banks                   12          6
                                                             ------     ------
         TOTAL INTEREST INCOME                                2,489      2,418
                                                             ------     ------

Interest expense:
   Interest on deposits                                         475        657
   Interest on federal funds purchased                            3          -
   Interest on borrowed funds                                   102        113
                                                             ------     ------
         TOTAL INTEREST EXPENSE                                 580        770
                                                             ------     ------
         NET INTEREST INCOME                                  1,909      1,648

Provision for loan losses                                       130        323
                                                             ------     ------
         NET INTEREST INCOME AFTER
           PROVISION FOR LOAN LOSSES                          1,779      1,325
                                                             ------     ------
Noninterest income:
   Service fees                                                 218        199
   Gain on sale of loans                                        866        331
   Securities gains                                               -         33
   Other                                                        174        245
                                                             ------     ------
         TOTAL NONINTEREST INCOME                             1,258        808
                                                             ------     ------

Noninterest expenses:
   Salaries and employee benefits                             1,561        984
   Occupancy                                                    171        145
   Equipment                                                    105        117
   Data processing                                              167        151
   Postage and stationary                                        60         85
   Other                                                        558        433
                                                             ------     ------
         TOTAL NONINTEREST EXPENSES                           2,622      1,915
                                                             ------     ------
         INCOME BEFORE INCOME TAXES                             415        218

Income tax expense                                              110         43
                                                             ------     ------
         NET INCOME                                          $  305     $  175
                                                             ------     ------
                                                             ------     ------

See notes to unaudited consolidated financial statements.

                           DUNC CORP. AND SUBSIDIARY
                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                 (IN THOUSANDS)

                                                            2003         2002
                                                            ----         ----
Cash Flows From Operating Activities
   Net income                                              $  306       $  175
   Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation and amortization                           110          142
      Provision for loan losses                               130          323
      Gain on sale of loans                                  (866)        (331)
      Gain on sale of office buildings, equipment,
        and other real estate owned                             -          (77)
      FHLB stock dividends                                    (12)         (10)
      Amortization of premiums on securities, net              32           27
      Securities gains, net                                     -          (33)
      (Increase) decrease in accrued interest receivable       87         (164)
      Increase in accrued interest payable                   (159)        (406)
                                                           ------       ------
         NET CASH PROVIDED BY OPERATIONS BEFORE LOAN
           ORIGINATIONS AND SALES                            (372)        (354)
      Origination of loans for sale                       (58,701)     (11,531)
      Proceeds from sales of loans                         57,728       15,597
                                                           ------       ------
         NET CASH PROVIDED BY (USED IN)
           OPERATING ACTIVITIES                            (1,345)       3,712
                                                           ------       ------

Cash Flows From Investing Activities
   Net (increase) decrease in interest-bearing deposits
     in banks                                                (495)         198
   Net increase in federal funds sold and securities
     purchased under agreements to resell                  (3,613)      (1,947)
   Proceeds from sales of available-for-sale securities         -        2,086
   Proceeds from maturities and calls of
     available-for-sale securities                          2,562        1,364
   Purchase of available-for-sale securities                    -       (2,112)
   Purchase of held-to-maturity securities                   (234)           -
   Loans originated, net of principal collected              (840)      (2,054)
   Proceeds from the sale of office buildings, equipment,
     and other real estate owned                                -        1,200
   Purchase of office buildings and equipment, net            (36)      (1,052)
                                                          -------      -------
         NET CASH USED IN INVESTING ACTIVITIES            $(2,656)     $(2,317)
                                                          -------      -------

Cash Flows From Financing Activities
   Net increase in deposits                                 5,215          955
   Proceeds from other borrowings                           1,000        1,865
   Payments on other borrowings                            (1,350)      (2,910)
                                                          -------      -------
         NET CASH PROVIDED BY (USED IN)
           FINANCING ACTIVITIES                             4,865          (90)
                                                          -------      -------

         NET INCREASE IN CASH AND DUE
           FROM BANKS                                         864        1,305

Cash and due from banks:
   Beginning                                                4,308        3,606
                                                          -------      -------
   Ending                                                 $ 5,172      $ 4,911
                                                          -------      -------
                                                          -------      -------

Supplemental Disclosures of Cash Flow Information,
  cash paid during the year for:
   Interest                                                  $641         $879
   Income taxes                                               212          386

Supplemental Schedules of Noncash Investing Activities
   Change in accumulated other comprehensive
     income, unrealized gains on available-for-sale
     securities, net                                          $46          $67

See notes to unaudited consolidated financial statements

                           DUNC CORP. AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2003

NOTE A -- BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of DunC Corp. include the accounts of its wholly owned subsidiary, First Bank b.c. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003. For further information, refer to the audited consolidated financial statements and footnotes thereto included as exhibits 99(b)1 - 99(b)4 for the years ended December 31, 2002 and 2001.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of date of the financial statements, as well as the reported amounts of income and expenses during the reported periods. Actual results could differ from those estimates.

NOTE B -- COMPREHENSIVE INCOME

The following table presents our comprehensive income.

                                                      Six Months Ended June 30,
                                                        2003              2002
                                                        ----              ----
Net Income                                              $290              $175
Other comprehensive income:
   Change in unrealized available-for-sale
     securities gains                                     69               133
   Reclassification adjustment for (gains)
     included in net income                                -               (33)
   Income tax effect                                     (23)              (34)
                                                        ----              ----
Total comprehensive income                              $336              $242
                                                        ----              ----
                                                        ----              ----

NOTE C -- ALLOWANCE FOR LOAN LOSSES

A summary of transactions in the allowance for loan losses is as follows:

                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                                --------
                                                         (Dollars in thousands)
                                                           2003           2002
                                                           ----           ----
       Balance at beginning of period                      $751           $678
       Provision charged to expense                         130            323
       Loans charged off                                     59            334
       Recoveries                                             8             16
                                                           ----           ----
       Balance at end of period                            $830           $683
                                                           ----           ----
                                                           ----           ----

NOTE D -- LOANS RECEIVABLE

Loans are comprised of the following categories (dollars in thousands):

                                         June 30,     December 31,     June 30,
                                           2003           2002           2002
                                           ----           ----           ----
Commercial                               $11,026        $12,831        $13,138
Agricultural production                      759            831            590
Real Estate:
   Construction                            4,950          3,797          3,708
   Commercial                             13,757         10,972         10,796
   Agricultural                            1,161          2,091          2,152
   Residential                            19,069         17,336         16,295
Installment and consumer                   3,971          4,206          4,530
                                         -------        -------        -------
Total loans                               54,693         52,064         51,209
Less allowance for loan losses               831            751            684
                                         -------        -------        -------
Loans, net                               $53,862        $51,313        $50,525
                                         -------        -------        -------
                                         -------        -------        -------

NOTE E - RECENT ACCOUNTING DEVELOPMENTS

The Financial Accounting Standards Board has issued Statement 149, "Amendment of Statement 133 on Derivative Instruments and Hedging". This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The Statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. Implementation of the Statement is not expected to have a material impact on the company's financial statements.

The Financial Accounting Standards Board has issued Statement 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity and requires that certain freestanding financial instruments be reported as liabilities in the balance sheet. Depending on the type of financial instrument, it is required to be accounted for at either fair value or the present value of future cash flows determined at each balance sheet date with the change in that value reported as interest expense in the income statement. Prior to the application of Statement No. 150, either those financial instruments were not required to be recognized, or if recognized were reported in the balance sheet as equity and changes in the value of those instruments were normally not recognized in net income. For the Company, the Statement is effective July 1, 2003 and implementation is not expected to have a material impact on the consolidated financial statements.